Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on October 18, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MARKWEST ENERGY PARTNERS, L.P.
MARKWEST ENERGY FINANCE CORPORATION*
(Exact name of Registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	27-0005456 20-1805917 (I.R.S. Employer Identification No.)

1515 Arapahoe Street
Tower 1, Suite 1600
Denver, Colorado 80202
(303) 925-9200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Nancy K. Buese
1515 Arapahoe Street
Tower 1, Suite 1600
Denver, Colorado 80202
(303) 925-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
David P. Oelman
Matthew R. Pacey
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin, Suite 2500
Houston, Texas 77002-6760
(713) 758-2222
(713) 615-5962 (Fax)

           Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities

Common Units

Total	$1,000,000,000(1)(2)(3)	$136,400(4)

(1)
There are being registered an indeterminate principal amount or number of debt securities, common units and guarantees of debt securities as shall have an aggregate initial offering price of the securities issued or sold under this Registration Statement not to exceed $1,000,000,000. Separate consideration may or may not be received for securities that are being registered that are issued in exchange for, or upon conversion or exercise of, the debt securities being registered hereunder.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities offered from time to time pursuant to the prospectus included as a part of this Registration Statement exceed $1,000,000,000. To the extent applicable, the aggregate amount of common units registered is further limited to that which is permissible under Rule 415(a)(4) of the Securities Act. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)
The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction, II.D. of Form S-3.

(4)
Calculated in accordance with Rule 457(o).

           The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        *  The following are co-registrants that may guarantee the debt securities:

MarkWest Energy Operating Company, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Delaware	27-0005448
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
West Shore Processing Company, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Michigan	76-0501616
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest Energy Appalachia, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Delaware	47-0852385
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Mason Pipeline Limited Liability Company (Exact Name of Registrant As Specified In Its Charter)
Michigan	26-2664116
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest Michigan Pipeline Company, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Michigan	83-0375568
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest Oklahoma Gas Company, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Oklahoma	86-1089780
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest New Mexico, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Texas	30-0157474
(State or Other Jurisdiction of Incorporation or Organization)	(I R S Employer Identification Number
MarkWest Pinnacle, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Texas	30-0157461
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest PNG Utility, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Texas	30-0157467
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest Texas PNG Utility, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Texas	30-0157468
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Blackhawk, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Texas	30-157471
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest Power Tex, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Texas	45-0537840
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest Pipeline Company, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Texas	20-2229672
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest Energy East Texas Gas Company, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Delaware	20-1311706
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest Javelina Company, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Texas	76-0263770
(State or Other Jurisdiction of Incorporation or Organization)	(I R S Employer Identification Number)
MarkWest Javelina Pipeline Company, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Texas	38-2909338
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Matrex, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Michigan	84-1349848
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest Liberty Gas Gathering, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Delaware	26-2368254
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest Gas Services, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Texas	26-1795927
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest Energy GP, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Delaware	01-0636219
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Hydrocarbon, Inc. (Exact Name of Registrant As Specified In Its Charter)
Delaware	84-1352233
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest Marketing, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Delaware	26-2430225
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest Gas Marketing, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Texas	26-2827902
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest McAlester, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Oklahoma	26-3195589
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest Ranger Pipeline Company, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Delaware	27-4613260
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest Mountaineer Pipeline Company, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Delaware	45-3160452
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
MarkWest Utica Operating Company, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Delaware	80-0773356
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

The information in this prospectus is not complete and may be changed. The selling unitholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2012

PROSPECTUS

MarkWest Energy Partners, L.P.
MarkWest Energy Finance Corporation

Common Units
Debt Securities

        We may from time to time offer the following securities under this prospectus:

  •
  common units representing limited partner interests in MarkWest Energy Partners, L.P., and

  •
  debt securities of MarkWest Energy Partners, L.P.

        Our common units are traded on the New York Stock Exchange under the symbol "MWE." We will provide information in the prospectus supplement for the trading market for any debt securities we may offer.

        MarkWest Energy Finance Corporation may act as co-issuer of the debt securities, and some or all other direct or indirect wholly-owned subsidiaries of MarkWest Energy Partners, L.P. (which we refer to as "Subsidiary Guarantors"), other than "minor" subsidiaries as such item is interpreted in securities regulation governing financial reporting for guarantors, may guarantee the debt securities.

        Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. You should also read the documents we have referred you to in the "Where You Can Find More Information" section of this prospectus for information on us and for our financial statements.

        Limited partnerships are inherently different from corporations. You should carefully consider each of the factors described under "Risk Factors," which begin on page 5 of this prospectus before you make an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2012

        You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell our debt securities or common units. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations, and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and MarkWest Energy Finance Corporation have filed with the Securities and Exchange Commission ("SEC") using a "shelf' registration process. Under this shelf registration process, we may offer from time to time our common units or debt securities described in this prospectus in one or more offerings. Each time we offer securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, before you invest in our securities, you should read this prospectus, any attached prospectus supplements and the additional information described below under "Where You Can Find More Information."

        For purposes of this prospectus, unless the context clearly indicates otherwise, "we," "us," "our" and the "Partnership" refer to MarkWest Energy Partners, L.P. and, when applicable, its consolidated subsidiaries; and "MarkWest Hydrocarbon" refers to MarkWest Hydrocarbon, Inc. and its direct and indirect consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC's website at http://www.sec.gov. You also can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished pursuant to 2.02 or 7.01 on any current report on Form 8-K), including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, until all offerings under this registration statement are completed;

  •
  Our annual report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 28, 2012;

  •
  Our quarterly reports on Form 10-Q for the quarter ended March 31, 2012, as filed with the SEC on May 7, 2012 and for the quarter ended June 30, 2012, as filed with the SEC on August 6, 2012; and

  •
  Our current reports on Form 8-K as filed with the SEC on January 31, 2012, February 6, 2012, March 7, 2012, March 16, 2012, April 30, 2012, May 7, 2012 (two reports), May 14, 2012, May 30, 2012, June 5, 2012, June 29, 2012, August 10, 2012 and August 17, 2012.

  •
  The information responsive to Part III of Form 10-K for the year ended December 31, 2011 provided in our proxy statement filed on April 20, 2012.

        These reports contain important information about us, our financial condition and our results of operations.

        You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

MarkWest Energy Partners, L.P.
1515 Arapahoe Street, Tower 1, Suite 1600
Denver, CO 80202
Attention: Nancy K. Buese
(303) 925-9200

        We also make available free of charge on our internet website at http://www.markwest.com our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus and does not constitute a part of this prospectus.

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document. We are subject to the information requirements of the Exchange Act, and in accordance therewith file reports and other information with the SEC. You may read our filings on the SEC's website and at the SEC's Public Reference Room described above. Our common stock trades on the NYSE under the symbol "MWE." Reports that we file with the NYSE may be inspected and copied at the offices of the NYSE described above.

 FORWARD-LOOKING STATEMENTS

        Statements included or incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We use words such as "could," "may," "predict," "will," "should," "expect," "hope," "continue," "potential," "plan," "intend," "anticipate," "project," "believe," "estimate," and similar expressions to identify forward-looking statements. These forward-looking statements are made based upon management's current expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. We do not update publicly any forward-looking statement with new information or future events. Investors are cautioned not to put undue reliance on forward-looking statements as many of these factors are beyond our ability to control or predict. Please read "Risk Factors" in Part I, Item 1A. in our most recent annual report on Form 10-K and in Part II, Item lA in our most recent quarterly reports on Form 10-Q.

 ABOUT MARKWEST ENERGY PARTNERS

        We are a master limited partnership engaged in the gathering, transportation and processing of natural gas; the gathering, transportation, fractionation, marketing and storage of natural gas liquids, or NGLs; and the gathering and transportation of crude oil. We have extensive natural gas gathering, processing and transmission operations in the southwest, Gulf Coast and northeast regions of the United States, including the Marcellus Shale, and we are the largest natural gas processor and fractionator in the Appalachian region.

        Our principal executive offices are located at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202. We maintain a website at http://www.markwest.com. The information on our website is not part of this prospectus, and you should rely only on information contained in this prospectus or incorporated herein by reference when making an investment decision.

 RISK FACTORS

        An investment in our securities involves risks. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent annual report on Form 10-K and in our most recent quarterly reports on Form 10-Q, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common units or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

 USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of securities covered by this prospectus for general corporate purposes, which may include, among other things:

  •
  paying or refinancing all or a portion of our indebtedness outstanding at the time; and

  •
  funding working capital, capital expenditures or acquisitions.

        The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIOS OF EARNINGS TO FIXED CHARGES

        The table below sets forth the ratios of earnings to fixed charges for us for the periods indicated.

	Year Ended December 31,
								Six Months Ended June 30, 2012
	2007		2008	2009		2010	2011
Ratio of Earnings to Fixed Charges		(1)	4.07x		(2)	1.28x	1.98x	4.55x

(1)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2007 by $56,490,000

(2)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2009 by $169,659,000

        For the six months ended June 30, 2012, our ratio of earnings to fixed charges, on a pro forma basis giving effect to our sale of $750 million aggregate principal amount of senior notes in August 7, 2012 and the use of proceeds therefrom, would have been 3.47x.

        For purposes of computing the ratio of earnings to fixed charges, "earnings" is the aggregate of the following items:

  •
  pre-tax income or loss from continuing operations before adjustment for non-controlling interest in consolidated subsidiaries or income or loss from equity investees;

  •
  plus fixed charges;

  •
  plus distributed income of equity investees;

  •
  plus amortization of capitalized interest;

  •
  plus (less) our share pretax losses (earnings) of equity investments; and

  •
  less non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

        The term "fixed charges" means the sum of the following:

  •
  interest expense and capitalized interest, including the gain or loss on interest rate swaps and amortization of premiums, discounts and capitalized expenses related to indebtedness; and

  •
  an estimate of the interest within rental expense.

 DESCRIPTION OF COMMON UNITS

The Units

        The common units, the Class A units and the Class B units represent limited partner interests in us. The holders of units (other than the Class B units) are generally entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under the Amended and Restated Partnership Agreement (as defined under "Partnership Agreement" below). For a description of the relative rights and preferences of holders of common units, Class A units and Class B units in and to partnership distributions, please read "Cash Distribution Policy." For a description of the rights and privileges of limited partners under the Amended and Restated Partnership Agreement, including voting rights, please read "Partnership Agreement."

Transfer Agent and Registrar

  Duties

        Wells Fargo Bank, N.A. serves as registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of common units, except the following that must be paid by unitholders:

  •
  surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

  •
  special charges for services requested by a holder of a common unit; and

  •
  other similar fees or charges.

        There is no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

  Resignation or Removal

        The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

        The transfer of the common units to persons that purchase directly from the underwriters will be accomplished through the completion, execution and delivery of a transfer application by the investor. Any later transfers of a common unit will not be recorded by the transfer agent or recognized by us unless the transferee executes and delivers a transfer application. By executing and delivering a transfer application, the transferee of common units:

  •
  becomes the record holder of the common units and is an assignee until admitted into our partnership as a substituted limited partner;

  •
  automatically requests admission as a substituted limited partner in our partnership;

  •
  agrees to be bound by the terms and conditions of, and executes, the Amended and Restated Partnership Agreement;

  •
  represents that the transferee has the capacity, power and authority to enter into the Amended and Restated Partnership Agreement;

  •
  grants powers of attorney to officers of our general partner and any liquidator of us as specified in the Amended and Restated Partnership Agreement; and

  •
  makes the consents and waivers contained in the Amended and Restated Partnership Agreement.

        An assignee will become a substituted limited partner of our partnership for the transferred common units upon the consent of our general partner and the recording of the name of the assignee on our books and records. Our general partner may withhold its consent in its sole discretion. A transferee's broker, agent or nominee may complete, execute and deliver a transfer application. We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to request admission as a substituted limited partner in our partnership for the transferred common units. A purchaser or transferee of common units who does not execute and deliver a transfer application obtains only:

  •
  the right to assign the common unit to a purchaser or other transferee; and

  •
  the right to transfer the right to seek admission as a substituted limited partner in our partnership for the transferred common units.

        Thus, a purchaser or transferee of common units who does not execute and deliver a transfer application:

  •
  will not receive cash distributions or federal income tax allocations, unless the common units are held in a nominee or "street name" account and the nominee or broker has executed and delivered a transfer application; and

  •
  may not receive some federal income tax information or reports furnished to record holders of common units.

        The transferor of common units has a duty to provide the transferee with all information that may be necessary to transfer the common units. The transferor does not have a duty to insure the execution of the transfer application by the transferee and has no liability or responsibility if the transferee neglects or chooses not to execute and forward the transfer application to the transfer agent. Please read "Partnership Agreement—Status as Limited Partner or Assignee."

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or applicable stock exchange regulations.

 DESCRIPTION OF OUR DEBT SECURITIES

General

        The debt securities will be:

  •
  our direct general obligations;

  •
  either senior debt securities or subordinated debt securities; and

  •
  issued under separate indentures among us and Wells Fargo Bank, National Association, as Trustee.

        MarkWest Energy Partners, L.P. may issue debt securities in one or more series, and MarkWest Energy Finance Corporation may be a co-issuer of one or more series of debt securities. MarkWest Energy Finance Corporation was incorporated under the laws of the State of Delaware in 2004, is wholly-owned by MarkWest Energy Partners, L.P., and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities will be limited to co-issuing debt securities and engaging in other activities incidental thereto. When used in this section "Description of the Debt Securities," the terms "we," "us," "our" and "issuers" refer jointly to MarkWest Energy Partners, L.P. and MarkWest Energy Finance Corporation, and the terms "MarkWest Energy Partners" and "MarkWest Finance" refer strictly to MarkWest Energy Partners, L.P. and MarkWest Energy Finance Corporation, respectively.

        If we offer senior debt securities, we will issue them under a senior base indenture, dated as of November 2, 2010 among the issuers, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, which will be amended and supplemented by a supplemental indenture to create the form and terms of each series of senior debt securities that may be issued, offered and sold hereunder. If we issue subordinated debt securities, we will issue them under a subordinated base indenture, which will be amended and supplemented by a supplemental indenture to create the form and terms of each series of subordinated debt securities that may be issued, offered and sold hereunder. The senior base indenture and a form of the subordinated base indenture are filed as exhibits to the registration statement of which this prospectus is a part, and any supplemental indenture to either of them will be filed as an exhibit to a Current Report on Form 8-K in connection with the issuance of any new series of debt securities offered and sold hereunder. We refer to each base indenture, as amended and supplemented by each supplemental indenture applicable to a series of debt securities issued thereunder and offered hereby, as an "indenture." We urge you to read the relevant base and supplemental indenture because these documents, and not the summaries below, will define your rights as a holder of debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

        A prospectus supplement and a supplemental indenture or authorizing resolutions relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  whether MarkWest Finance will be a co-issuer;

  •
  the guarantors of the debt securities, if any;

  •
  whether the debt securities are senior or subordinated debt securities;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the assets, if any, that are pledged as security for the payment of the debt securities;

  •
  whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

  •
  the prices at which we will issue the debt securities;

  •
  the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

  •
  the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

  •
  the dates on which the principal of the debt securities will be payable;

  •
  the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

  •
  any conversion or exchange provisions;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities; and

  •
  any changes to or additional events of default or covenants; and any other terms of the debt securities.

        We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Guarantees

        If specified in the prospectus supplement respecting a series of debt securities, the subsidiaries of MarkWest Energy Partners specified in the prospectus supplement will unconditionally guarantee to each holder and the Trustee, on a joint and several basis, the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series when and as the same become due and payable, whether at stated maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. If a series of debt securities is guaranteed, such series may be guaranteed by some or all of our wholly-owned subsidiaries other than "minor" subsidiaries as such term is interpreted in securities regulation governing financial reporting for guarantors. The prospectus supplement will identify the subsidiary guarantors and describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.

        The guarantees will be general obligations of the guarantors. Guarantees of subordinated debt securities will be subordinated to the Senior Indebtedness of the guarantors on the same basis as the subordinated debt securities are subordinated to the Senior Indebtedness of MarkWest Energy Partners.

Consolidation, Merger or Asset Sale

        Each indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow each issuer to sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of the issuer's responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the issuer's covenants in the indenture.

        However, each indenture will impose certain requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer or other disposition of all or substantially all of an issuer's assets, including:

  •
  the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia;

  •
  the remaining or acquiring entity must assume the issuer's obligations under the indenture; and

  •
  immediately after giving effect to the transaction, no Default or Event of Default (as defined under "—Events of Default and Remedies" below) may exist.

        The remaining or acquiring entity will be substituted for the issuer in the indenture with the same effect as if it had been an original party to the indenture, and the issuer will be relieved from any further obligations under the indenture.

No Protection in the Event of a Change of Control

        Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Modification of Indentures

        We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of the indenture or waiver may:

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any debt security;

  •
  reduce or waive the premium payable upon redemption or alter or waive the provisions with respect to the redemption of the debt securities (except as may be permitted in the case of a particular series of debt securities);

  •
  reduce the rate of or change the time for payment of interest on any debt security;

  •
  waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration);

  •
  except as otherwise permitted under the indenture, release any security that may have been granted with respect to the debt securities;

  •
  make any debt security payable in currency other than that stated in the debt securities;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

  •
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;

  •
  waive a redemption payment with respect to any debt security (except as may be permitted in the case of a particular series of debt securities);

  •
  except as otherwise permitted in the indenture, release any guarantor from its obligations under its guarantee or the indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

  •
  make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

        We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:

  •
  to establish the form of terms of any series of debt securities;

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to provide for the assumption of an issuer's or guarantor's obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of such issuer's or guarantor's assets;

  •
  in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Indebtedness of MarkWest Energy Partners;

  •
  to add or release guarantors pursuant to the terms of the indenture;

  •
  to make any changes that would provide any additional rights or benefits to the holders of debt securities or that do not, taken as a whole, adversely affect the rights under the indenture of any holder of debt securities;

  •
  to evidence or provide for the acceptance of appointment under the indenture of a successor Trustee;

  •
  to add any additional Events of Default; or

  •
  to secure the debt securities and/or the guarantees.

Events of Default and Remedies

        "Event of Default," when used in an indenture, will mean any of the following with respect to the debt securities of any series:

  •
  failure to pay when due the principal of or any premium on any debt security of that series;

  •
  failure to pay, within 60 days of the due date, interest on any debt security of that series;

  •
  failure to pay when due any sinking fund payment with respect to any debt securities of that series;

  •
  failure on the part of the issuers to comply with the covenant described under "—Consolidation, Merger or Asset Sale";

  •
  failure to perform any other covenant in the indenture that continues for 30 days after written notice is given to the issuers;

  •
  certain events of bankruptcy, insolvency or reorganization of an issuer; or

  •
  any other Event of Default provided under the terms of the debt securities of that series.

        An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. The Trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.

        If an Event of Default for any series of debt securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in the aggregate principal amount of the debt securities of that series can rescind the declaration.

        Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for that series of debt securities.

No Limit on Amount of Debt Securities

        Neither indenture will limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. Each indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Registration of Notes

        We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations

        Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts of $1,000 each or integral multiples of $1,000.

No Personal Liability

        None of the past, present or future partners, incorporators, managers, members, directors, officers, employees, unitholders or stockholders of either issuer, the general partner of MarkWest Energy Partners or any guarantor will have any liability for the obligations of the issuers or any guarantors under either indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective under federal securities laws, however.

Payment and Transfer

        The Trustee will initially act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.

        If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the Trustee, unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.

        The Trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.

Exchange, Registration and Transfer

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

        We will not be required:

  •
  to issue, register the transfer of, or exchange debt securities of a series either during a period beginning 15 business days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or repurchase, or between a record date and the next succeeding interest payment date; or

  •
  to register the transfer of or exchange any debt security called for redemption or repurchase, except the unredeemed portion of any debt security we are redeeming or repurchasing in part.

Provisions Relating only to the Senior Debt Securities

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

  Subordinated Debt Securities Subordinated to Senior Indebtedness

        The subordinated debt securities will rank junior in right of payment to all of the Senior Indebtedness of MarkWest Energy Partners. "Senior Indebtedness" will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

  Payment Blockages

        The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

  •
  we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

  •
  we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness of MarkWest Energy Partners within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

  •
  any other default on any Senior Indebtedness of MarkWest Energy Partners occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

  No Limitation on Amount of Senior Debt

        The subordinated indenture will not limit the amount of Senior Indebtedness that MarkWest Energy Partners may incur, unless otherwise indicated in the prospectus supplement.

Book Entry, Delivery and Form

        The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the Trustee as custodian for The Depository Trust Company, New York, New York ("DTC"), and registered in the name of DTC's nominee, Cede & Co. This means that we will not issue certificates to each holder. Instead, one or more global debt securities will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

        Beneficial interests in global debt securities will be shown on, and transfers of beneficial interests in global debt securities will be made only through, records maintained by DTC and its participants.

        DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participants' accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its Direct Participants are on file with the SEC.

        We will wire all payments on the global debt securities to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of the global debt securities for all purposes. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

        It is DTC's current practice, upon receipt of any payment on the global debt securities, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by Direct Participants to owners of beneficial interests in the global debt securities, and voting by Direct Participants, will be governed by the customary practices between the Direct Participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the Direct Participants and not of DTC, the Trustee or us.

        Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days; or

  •
  we determine not to require all of the debt securities of a series to be represented by a global debt security.

Satisfaction and Discharge; Defeasance

        Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

  (a)
  either:

  (1)
  all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

  (2)
  all outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust cash in U.S. dollars, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;

  (b)
  we have paid or caused to be paid all other sums payable by us under the indenture; and

  (c)
  we have delivered an officers' certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.

The Trustee

        Wells Fargo Bank, National Association will be the initial Trustee under each indenture. We maintain a banking relationship in the ordinary course of business with Wells Fargo Bank, National Association and some of its affiliates.

  Limitations on Trustee if it is a Creditor

        Each indenture will limit the right of the Trustee thereunder, in the event that it becomes a creditor of an issuer or guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

  Certificates and Opinions to be Furnished to Trustee

        Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of the indenture, every application by us for action by the Trustee must be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

Governing Law

        Each indenture and all of the debt securities will be governed by the laws of the State of New York.

 CASH DISTRIBUTION POLICY

Distributions of Available Cash

        General.    Within 45 days after the end of each quarter, we distribute all of our available cash to our unitholders of record on the applicable record date. We will make distributions of available cash to all common unitholders and Class A unitholders, pro rata and we will make distributions of Hydrocarbon Available Cash (as defined below) pro rata to our common unitholders. Class B unitholders are not entitled to participate in our distributions of available cash or of Hydrocarbon Available Cash prior to their conversion into common units. For a description of the conversion of Class B units to common units, please read "Partnership Agreement—Partnership Class B Units."

        Definition of Available Cash.    We define available cash in the Amended and Restated Partnership Agreement, and it generally means, for each fiscal quarter:

  •
  all cash and cash equivalents on hand at the end of the quarter (excluding cash at MarkWest Hydrocarbon);

  •
  less the amount of cash that our general partner determines in its reasonable discretion is necessary or appropriate to:

  •
  provide for the proper conduct of our business;

  •
  comply with applicable law, any of our debt instruments, or other agreements; or

  •
  provide funds for distributions to our unitholders for any one or more of the next four quarters;

  •
  plus all cash and cash equivalents on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under our revolving credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.

        Hydrocarbon Available Cash.    Generally, Hydrocarbon Available Cash is defined as all cash and cash equivalents on hand derived from or attributable to our ownership of, or sale or other disposition of, the shares of common stock of MarkWest Hydrocarbon.

        Contractual Restrictions on Our Ability to Distribute Available Cash.    Our ability to distribute available cash is contractually restricted by the terms of our credit agreement. Our credit agreement contains covenants requiring us to maintain certain financial ratios and a minimum net worth. We are prohibited from making any distribution to unitholders if such distribution would cause an event of default or otherwise violate a covenant under our credit agreement or our indentures governing our outstanding notes. There is no guarantee that we will pay a quarterly distribution.

Distributions of Cash Upon Liquidation

        If we dissolve in accordance with the Amended and Restated Partnership Agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to our unitholders, including the holders of Class B units that convert to common units upon liquidation, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

 PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of the Third Amended and Restated Partnership Agreement dated February 21, 2008, as amended by the Amendment No. 1 dated December 29, 2011, which is referred to herein as the "Amended and Restated Partnership Agreement."

        We summarize the following provisions of the Amended and Restated Partnership Agreement elsewhere in this prospectus:

  •
  with regard to cash available for distribution, please read "Cash Distribution Policy."

  •
  with regard to the transfer of Partnership common units, please read "Description of the Common Units—Transfer of Common Units."

  •
  with regard to allocations of taxable income and taxable loss, please read "Material Tax Consequences."

Organization and Duration

        We were organized on January 25, 2002 and will have a perpetual existence, unless dissolved in accordance with Article XII of the Amended and Restated Partnership Agreement.

Purpose

        Our purpose under the Amended and Restated Partnership Agreement is limited to serving as a member of our operating company, MarkWest Energy Operating Company, L.L.C., which we refer to as "Opco," and engaging in any business activities that may be engaged in by Opco or that are approved by MarkWest Energy GP, L.L.C. (the "General Partner"). All of our operations are conducted through Opco and its subsidiaries or MarkWest Hydrocarbon. We own 100% of the outstanding membership interest of Opco and 100% of the outstanding common stock of MarkWest Hydrocarbon. The limited liability company agreement of Opco provides that Opco may, directly or indirectly, engage in:

  •
  its operations as conducted immediately before our initial public offering;

  •
  any other activity approved by the General Partner but only to the extent that the General Partner reasonably determines that, as of the date of the acquisition or commencement of the activity, the activity generates "qualifying income" as this term is defined in Section 7704 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"); or

  •
  any activity that enhances the operations of an activity that is described in either of the two preceding clauses or any other activity provided such activity does not affect our treatment as a partnership for federal income tax purposes.

        The General Partner is authorized in general to perform all acts deemed necessary to carry out our purposes and to conduct our business.

Power of Attorney

        Each limited partner, and each person who acquires one of our common units from one of our unitholders and executes and delivers a transfer application, grants to the General Partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the General Partner the authority to amend, and to make consents and waivers under, the Amended and Restated Partnership Agreement subject to the terms thereof.

Capital Contributions

        Our unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

Partnership Class A Units

        Class A units represent limited partner interests in us and have identical rights and obligations of our common units except that Class A units (a) do not have the right to vote on, approve or disapprove, or otherwise consent to or not consent to any matter (including mergers, share exchanges and similar statutory authorizations) except as otherwise required by any non-waivable provision of law and (b) do not share in any cash and cash equivalents on hand, income, gains, losses, deductions and credits that are derived from or attributable to our ownership of, or sale or disposition of, the shares of MarkWest Hydrocarbon common stock.

Partnership Class B Units

        Class B units represent limited partner interests in us that will convert into common units in five equal annual installments beginning on July 1, 2013. Further, prior to the conversion of the Class B units into common units, the Class B units are not entitled to vote on any matters on which the holders of common units are entitled to vote, other than those matters that disproportionately and adversely affect the rights and preferences of the Class B units in relation to other classes of interests in the Partnership. In such cases, the holders of Class B units are entitled to vote together as a single class. Class B units are not entitled to participate in any distributions of available cash prior to their conversion.

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of the Amended and Restated Partnership Agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units in us plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

  •
  to approve some amendments to the Amended and Restated Partnership Agreement; or

  •
  to take other action under the Amended and Restated Partnership Agreement constituted "participation in the control" of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as the General Partner. This liability would extend to persons who transact business with us who reasonably believe that a limited partner is a general partner based on the limited partner's conduct. Neither the Amended and Restated Partnership Agreement nor the Delaware Act specifically provides for legal recourse against the General Partner if a limited partner were to lose limited liability through any fault of the General Partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of us, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited will be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act will be liable to the limited partnership for the amount of the distribution for three years from the date of distribution. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to us, except the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the Amended and Restated Partnership Agreement.

        Our subsidiaries conduct business in multiple states. Maintenance of our limited liability as a member of Opco may require compliance with legal requirements in the jurisdictions in which Opco conducts business, including qualifying our subsidiaries to do business there. Limitations on the liability of members for the obligations of a limited liability company have not been clearly established in many jurisdictions. If, by virtue of our membership interest in Opco or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the General Partner, to approve some amendments to the Amended and Restated Partnership Agreement, or to take other action under the Amended and Restated Partnership Agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as the General Partner under the circumstances. We will operate in a manner that the General Partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Voting Rights

        The following matters specified below require a vote of our common unitholders.

Election of directors of the General Partner	Plurality of the votes cast at meetings of the limited partners.
Amendment of the Amended and Restated Partnership Agreement

Certain amendments may be made by the General Partner without the approval of our unitholders. Other amendments generally require the approval of a majority of our outstanding common units. Please read "—Amendment of the Amended and Restated Partnership Agreement."

Merger or the sale of all or substantially all of our assets	Majority of our outstanding common units. Please read "—Merger, Sale or Other Disposition of Assets."
Dissolution of us	Majority of our outstanding common units. Please read "—Termination and Dissolution."
Amendment of the limited liability company agreement and other action taken by us as sole member of Opco

Majority of our outstanding common units if such amendment or other action would adversely affect our limited partners (or any particular class of limited partners) in any material respect. Please read "—Action Relating to the Operating Company."

        Additionally, we are prohibited from taking action that would disproportionately and adversely affect the rights and preferences of the Class B units in relation to other classes of interests in the Partnership without the consent of the holders of the Class B units.

Issuance of Additional Securities

        The Amended and Restated Partnership Agreement authorizes us to issue an unlimited number of additional partnership securities and rights to buy partnership securities for the consideration and on the terms and conditions established by the General Partner in its sole discretion without the approval of our unitholders.

        It is possible that we will fund acquisitions through the issuance of additional common units in us or other equity securities. Holders of any additional common units in us that we issue will be entitled to share equally with the then-existing holders of our common units in distributions of available cash. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of our common units in our net assets.

        In accordance with Delaware law and the provisions of the Amended and Restated Partnership Agreement, we may also issue additional partnership interests that, in the sole discretion of the General Partner, have special voting rights to which holders of our common units are not entitled.

Amendment of the Amended and Restated Partnership Agreement

        General.    Amendments to the Amended and Restated Partnership Agreement may be proposed only by or with the consent of the General Partner, which consent may be given or withheld in its sole discretion, except as discussed below. In order to adopt a proposed amendment, other than the amendments discussed below, the General Partner must seek written approval of the holders of the number of our common units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a majority of our outstanding common units.

        Prohibited Amendments.    No amendment may be made that would:

  •
  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected;

  •
  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to the General Partner or any of its affiliates without the consent of the General Partner, which may be given or withheld in its sole discretion;

  •
  change the term of the Partnership;

  •
  provide that we are not dissolved upon an election to dissolve us by the General Partner that is approved by a majority of outstanding common units; or

  •
  give any person the right to dissolve us other than the General Partner's right to dissolve us with the approval of a majority of our outstanding common units.

        The provision of the Amended and Restated Partnership Agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of our outstanding common units voting together as a single class.

        No Partnership Unitholder Approval.    The General Partner may generally make amendments to the Amended and Restated Partnership Agreement without the approval of any limited partner or assignee to reflect:

  •
  a change in our name, the location of our principal place of business, our registered agent or our registered office;

  •
  the admission, substitution, withdrawal, or removal of partners, as applicable, in accordance with the Amended and Restated Partnership Agreement;

  •
  a change that, in the sole discretion of the General Partner, is necessary or advisable for us to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that none of us, Opco and its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

  •
  an amendment that is necessary, in the opinion of our counsel, to prevent us or the General Partner or its directors, officers, agents, or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or plan asset regulations adopted under the Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed;

  •
  subject to the limitations on the issuance of additional partnership securities described above, an amendment that in the discretion of the General Partner is necessary or advisable for the authorization of additional partnership securities or rights to acquire partnership securities;

  •
  any amendment expressly permitted in the Amended and Restated Partnership Agreement to be made by the General Partner acting alone;

  •
  an amendment effected, necessitated or contemplated by a redemption and merger agreement that has been approved in accordance with the terms of the Amended and Restated Partnership Agreement;

  •
  any amendment that, in the discretion of the General Partner, is necessary or advisable for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by the Amended and Restated Partnership Agreement;

  •
  a merger or conveyance the sole purpose of which is to effect a change in the legal form of us to another limited liability entity;

  •
  a change in our fiscal year or taxable year and related changes; or

  •
  any other amendments substantially similar to any of the matters described in the clauses above.

        In addition, the General Partner may make amendments to the Amended and Restated Partnership Agreement without the approval of any limited partner or assignee if those amendments, in the discretion of the general partner:

  •
  do not adversely affect the limited partners (or any particular class of limited partners) in any material respect;

  •
  are necessary or advisable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

  •
  are necessary or advisable to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading, compliance with any of which the General Partner deems to be in our best interest and the best interest of the limited partners;

  •
  are necessary or advisable for any action taken by the General Partner relating to splits or combinations of units under the provisions of the Amended and Restated Partnership Agreement; or

  •
  are required to effect the intent of the provisions of the Amended and Restated Partnership Agreement or are otherwise contemplated by the Amended and Restated Partnership Agreement.

        Opinion of Counsel and Partnership Unitholder Approval.    The General Partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in us being treated as an entity for federal income tax purposes if one of the amendments described above under "—No Partnership Unitholder Approval" should occur. No other amendments to the Amended and Restated Partnership Agreement will become effective without the approval of holders of at least 90% of the outstanding Partnership common units unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners or cause us, Opco or its subsidiaries to be taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously taxed as such).

        Any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners constituting not less than the voting requirement sought to be reduced.

        Amendments requiring 80% of the Outstanding Partnership Common Units.    Any amendments regarding provisions dealing with amendments to the Amended and Restated Partnership Agreement, limited partner meetings and related to election of the directors of the General Partner board at annual meetings, quorum, action without a meeting and voting rights cannot be amended without 80% of our outstanding common units voting in favor of such amendments.

Action Relating to the Operating Company

        Without the approval of the holders of a majority of our outstanding common units, the General Partner is prohibited from consenting on our behalf, as the sole member of Opco, to any amendment to the limited liability company agreement of Opco or taking any action on our behalf permitted to be taken by a member of Opco in each case that would adversely affect our limited partners (or any particular class of limited partners) in any material respect.

Merger, Sale or Other Disposition of Assets

        The Amended and Restated Partnership Agreement generally prohibits the General Partner, without the prior approval of the holders of a majority of our outstanding common units, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries as a whole. The General Partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. The General Partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without such approval.

        If conditions specified in the Amended and Restated Partnership Agreement are satisfied, the General Partner may merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to change our legal form into another limited liability entity. Our unitholders are not entitled to appraisal rights under the Amended and Restated Partnership Agreement or applicable Delaware law in the event of a merger or consolidation, a sale of substantially all of our assets or any other transaction or event for such purpose.

Termination and Dissolution

        We will continue as a limited partnership until terminated under the Amended and Restated Partnership Agreement. We will dissolve upon:

  •
  the election of the General Partner to dissolve us, if approved by the holders of a majority of our outstanding common units;

  •
  the sale, exchange or other disposition of all or substantially all of our assets and properties and our subsidiaries;

  •
  the entry of a decree of judicial dissolution of us; or

  •
  the withdrawal of the General Partner in violation of the Amended and Restated Partnership Agreement and the successor general partner is not admitted.

Liquidation and Distribution of Proceeds

        Upon our dissolution, the liquidator authorized to wind up our affairs will, acting with all of the powers of the General Partner that the liquidator deems necessary or desirable in its judgment, liquidate our assets and apply the proceeds of the liquidation as provided in "Cash Distribution Policy—Distributions of Cash Upon Liquidation." The liquidator may defer liquidation of our assets for a reasonable period or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

No Withdrawal or Removal of the General Partner

        The General Partner cannot withdraw and cannot be removed at any time for any reason. Any attempt of withdrawal or removal of the General Partner will be null and void. Nonetheless, if the General Partner withdraws in violation of the Amended and Restated Partnership Agreement:

  •
  the withdrawing General Partner must give 90 days' notice to the limited partners;

  •
  the successor general partner will be elected by a plurality of the votes of our unitholders at a special meeting or an annual meeting;

  •
  the successor general partner elected will be admitted to the Partnership as the general partner effective immediately prior to the withdrawal of the predecessor general partner;

  •
  the successor general partner elected will automatically become the successor general partner or managing member of our subsidiaries; and

  •
  if the successor general partner is elected, we will not be dissolved and the successor general partner will continue the business of us.

Transfer of General Partner Interests

        The General Partner interests cannot be transferred to any person for any reason. So long as we are a limited partnership, 100% of the General Partner interests will be owned by the Partnership or one or more of its wholly owned subsidiaries.

Change of Management Provisions

        The Amended and Restated Partnership Agreement contains specific provisions that are intended to discourage a person or group from attempting to remove MarkWest Energy GP, L.L.C. as the general partner or otherwise change management. If any person or group other than the General Partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group who acquires the units with the prior approval of the board of the General Partner.

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of units then outstanding and except for Class A units and Class B units as described above, unitholders or assignees who are record holders of our common units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Our common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, will be voted by the General Partner at the written direction of the record holder. Absent direction of this kind, our common units will not be voted.

        Any action that is required or permitted to be taken by unitholders may be taken either at a meeting of our unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of our unitholders may be called by the General Partner or by our unitholders owning at least 20% of our outstanding common units. Our unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding common units, represented in person or by proxy, will constitute a quorum unless any action by our unitholders requires approval by holders of a greater percentage of our common units, in which case the quorum will be the greater percentage.

        However, if at any time any person or group, other than the General Partner and its affiliates, or a direct or subsequently approved transferee of the General Partner or its affiliates, or any person or group who acquires the units with the prior approval of the General Partner, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Our common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of our common units under the Amended and Restated Partnership Agreement will be delivered to the record holder by us or by the transfer agent.

        The annual meeting of the limited partners holding our common units will be held in June each year or on such other date and time as may be fixed from time to time by the General Partner. Notice of the annual meeting will be given between ten days and 60 days prior to the meeting date. The limited partners holding our common units will vote together as a single class. The limited partners entitled to vote will elect by plurality of the votes cast at such meeting the directors of the General Partner. Each of our common units is entitled to one vote for each of our common units that is registered in the name of the limited partner on the record date for the meeting. The General Partner, the Partnership or their affiliates cannot vote their units that they are otherwise entitled to vote, and those units are not considered to be outstanding for purposes of determining a quorum.

Board of Directors

        The number of directors of the General Partner board will be between seven and eleven, but the number of the directors may be changed by the majority of the directors of the General Partner board so long as the decrease in number does not shorten the term of any incumbent director. Unless otherwise previously elected at a special meeting, at each annual meeting of the limited partners, the directors will be elected to hold office until the next annual meeting. Each director will hold office for the term for which such director is elected or until such director's earlier death, resignation or removal. Any vacancies may be filled, until the next annual meeting, by a majority of the remaining directors then in office. A director may be removed only for cause and only upon a vote of the majority of the remaining directors then in office. If the SEC promulgates a rule that provides for nominations by the stockholders or the unitholders of publicly traded companies of persons for election to the board of directors, the Partnership and the General Partner will adopt such rule as applied to a corporation without regard to any exemptions provided to limited partnerships.

Status as Limited Partner or Assignee

        Except as described above under "—Limited Liability," our common units will be fully paid, and our unitholders will not be required to make additional contributions.

        An assignee of one of our common units, after executing and delivering a transfer application, but pending its admission as a substituted limited partner, is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. The General Partner will vote and exercise other powers attributable to our common units owned by an assignee that has not become a substitute limited partner at the written direction of the assignee. Please read "—Meetings; Voting" above. Transferees that do not execute and deliver a transfer application will not be treated as assignees nor as record holders of our common units, and will not receive cash distributions, federal income tax allocations or reports furnished to holders of our common units. Please read "Description of the Common Units—Transfer of Common Units."

Non-citizen Assignees; Redemption

        If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of the General Partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner or assignee, we may redeem the units held by the limited partner or assignee at their current market price. In order to avoid any cancellation or forfeiture, the General Partner may require each limited partner or assignee to furnish information about his nationality, citizenship or related status. If a limited partner or assignee fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or the General Partner determines, with the advice of counsel, after receipt of the information that the limited partner or assignee is not an eligible citizen, the limited partner or assignee may be treated as a non-citizen assignee and the General Partner will be substituted for such non-citizen assignee as the limited partner in respect of his limited partner interests. In addition to other limitations on the rights of an assignee that is not a substituted limited partner, a non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in kind upon our liquidation.

Indemnification

        Under the Amended and Restated Partnership Agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  the General Partner;

  •
  any person who is or was an affiliate of the General Partner or any departing general partner;

  •
  any person who is or was a member, partner, officer, director, employee, agent or trustee of us, Opco, any of their subsidiaries, the General Partner or any affiliate of us, Opco or any of their subsidiaries; or

  •
  any person who is or was serving at the request of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent or trustee of another person.

        Any indemnification under these provisions will only be out of our assets. The General Partner and its affiliates will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons in connection with our activities, regardless of whether we would have the power to indemnify the person against liabilities under the Amended and Restated Partnership Agreement.

Books and Reports

        The General Partner is required to keep appropriate books and records of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our fiscal year is the calendar year.

        We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

        We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect the Partnership's Books and Records

        The Amended and Restated Partnership Agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand and at his own expense, have furnished to him:

  •
  a current list of the name and last known address of each limited partner;

  •
  a copy of our tax returns;

  •
  information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each limited partner and the date on which each became a limited partner;

  •
  copies of the Amended and Restated Partnership Agreement, our certificate of limited partnership, related amendments and powers of attorney under which they have been executed;

  •
  information regarding the status of our business and financial condition; and

  •
  any other information regarding our affairs as is just and reasonable.

        The General Partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which the general partner believes in good faith is not in our or our subsidiaries' best interests, could damage us or our subsidiaries or which we or our subsidiaries are required by law or by agreements with third parties to keep confidential.

 MATERIAL TAX CONSEQUENCES

        This section summarizes the material U.S. federal income tax consequences that may be relevant to prospective unitholders and is based upon current provisions of the Code, existing and proposed U.S. Treasury regulations thereunder (the "Treasury Regulations"), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a prospective unitholder to vary substantially from those described below. Unless the context otherwise requires, references in this section to "we" or "us" are references to MarkWest Energy Partners, L.P. and our subsidiaries.

        Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. and are based on the accuracy of representations made by us to them for this purpose. However, this section does not address all federal income tax matters that affect us or our unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States (for federal income tax purposes), who have the U.S. dollar as their functional currency and who hold units as capital assets (generally, property that is held for investment). This section has limited applicability to corporations, partnerships (including entities treated as partnerships for U.S. federal income tax purposes), estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, individual retirement accounts ("IRAs"), employee benefit plans, real estate investment trusts or mutual funds. Accordingly, we encourage each unitholder to consult the unitholder's own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences particular to that unitholder resulting from ownership or disposition of units and potential changes in applicable tax laws.

        We are relying on opinions and advice of Vinson & Elkins L.L.P. with respect to the matters described herein. An opinion of counsel represents only that counsel's best legal judgment and does not bind the Internal Revenue Service (the "IRS") or a court. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our common units and the prices at which our common units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders and our general partner because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.

        For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following federal income tax issues: (1) the treatment of a unitholder whose units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of units) (please read "—Tax Consequences of Unit Ownership—Treatment of Securities Loans"); (2) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Units—Allocations Between Transferors and Transferees"); and (3) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read "—Tax Consequences of Unit Ownership—Section 754 Election" and "—Uniformity of Units").

Taxation of the Partnership

Partnership Status

        We expect to be treated as a partnership for U.S. federal income tax purposes and, therefore, generally will not be liable for entity-level federal income taxes. Instead, as described below, each of our unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its federal income tax liability as if the unitholder had earned such income directly, even if we make no cash distributions to the unitholder. Distributions we make to a unitholder generally will not give rise to income or gain taxable to such unitholder unless the amount of cash distributed exceeds the unitholder's adjusted tax basis in its units.

        Section 7704 of the Code generally provides that publicly traded partnerships will be treated as corporations for federal income tax purposes. However, if 90% or more of a partnership's gross income for every taxable year it is publicly traded consists of "qualifying income," the partnership may continue to be treated as a partnership for federal income tax purposes (the "Qualifying Income Exception"). Qualifying income includes income and gains derived from the exploration and production, refining, transportation, storage, processing and marketing of certain natural resources, including crude oil, natural gas, and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of qualifying income. We estimate that less than 2% of our current gross income is not qualifying income; however, this estimate could change from time to time.

        Based upon factual representations made by us and our general partner regarding the composition of our income and the other representations set forth below, Vinson & Elkins L.L.P. is of the opinion that we will be treated as a partnership for federal income tax purposes and each of our operating subsidiaries will be disregarded as an entity separate from us for federal income tax purposes. In rendering its opinion, Vinson & Elkins L.L.P. has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Vinson & Elkins L.L.P. has relied include, without limitation:

          (a)   Neither we nor any of our operating subsidiaries has elected to be treated as a corporation for federal income tax purposes;

          (b)   For each taxable year, since and including the year of our initial public offering, more than 90% of our gross income has been and will be income of a character that Vinson & Elkins L.L.P. has opined is "qualifying income" within the meaning of Section 7704(d) of the Code; and

          (c)   Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, natural gas, or products thereof that are held or to be held by us in activities that Vinson & Elkins, L.L.P. has opined or will opine result in qualifying income.

        We believe that these representations are true and will be true in the future.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation and then as distributing that stock to our unitholders in liquidation. This deemed contribution and liquidation should not result in the recognition of taxable income by our unitholders or us so long as our liabilities do not exceed the tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.

        The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative, or judicial interpretation at any time. For example, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships. Currently, one such legislative proposal would eliminate the qualifying income exception upon which we rely for our treatment as a partnership for U.S. federal income tax purposes. We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our common units.

        If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders. Our taxation as a corporation would materially reduce the cash available for distribution to unitholders and thus would likely substantially reduce the value of our common units. Any distribution made to a unitholder at a time we are treated as a corporation would be (i) a taxable dividend to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder's tax basis in its units, and thereafter (iii) taxable capital gain.

        The remainder of this discussion is based on the opinion of Vinson & Elkins L.L.P. that we will be treated as a partnership for federal income tax purposes.

Tax Consequences of Unit Ownership

Limited Partner Status

        Unitholders who are admitted as limited partners of the Partnership will be treated as partners of the Partnership for federal income tax purposes. Also:

  (a)
  assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners, and

  (b)
  unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units, will be treated as partners of the Partnership for federal income tax purposes.

        As there is no direct or indirect controlling authority addressing the federal tax treatment of assignees of common units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, the opinion of Vinson & Elkins L.L.P. does not extend to these persons. Furthermore, a purchaser or other transferee of common units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of common units unless the common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common units.

        For a discussion related to the risks of losing partner status as a result of securities loans, please read "—Treatment of Securities Loans." Unitholders who are not treated as partners of the partnership as described above are urged to consult their own tax advisors with respect to the tax consequences applicable to them under the circumstances.

Flow-Through of Taxable Income

        Subject to the discussion below under "—Entity-Level Collections of Unitholder Taxes" with respect to payments we may be required to make on behalf of our unitholders, we will not pay any federal income tax. Rather, each unitholder will be required to report on its federal income tax return each year its share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year. Consequently, we may allocate income to a unitholder even if that unitholder has not received a cash distribution.

Basis of Units

        A unitholder's tax basis in its units initially will be the amount paid for those units plus the unitholder's share of our liabilities. That basis generally will be (i) increased by the unitholder's share of our income and any increases in such unitholder's share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions, the unitholder's share of our losses, and any decreases in its share of our liabilities.

Treatment of Distributions

        Distributions made by us to a unitholder generally will not be taxable to the unitholder, unless such distributions exceed the unitholder's tax basis in its units, in which case the unitholder generally will recognize gain taxable in the manner described below under "—Disposition of Units."

        Any reduction in a unitholder's share of our liabilities will be treated as a distribution by us of cash to that unitholder. A decrease in a unitholder's percentage interest in us because of our issuance of additional units may decrease the unitholder's share of our liabilities. For purposes of the foregoing, a unitholder's share of our nonrecourse liabilities (liabilities for which no partner bears the economic risk of loss) generally will be based upon that unitholder's share of the unrealized appreciation (or depreciation) in our assets, to the extent thereof, with any excess liabilities allocated based on the unitholder's share of our profits. Please read "—Disposition of Units."

        A non-pro rata distribution of money or property (including a deemed distribution as a result of the reduction in a unitholder's share of our liabilities as described above) may cause a unitholder to recognize ordinary income, if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation recapture and substantially appreciated "inventory items," both as defined in Section 751 of the Code ("Section 751 Assets"). To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with us in return for a portion of the non-pro rata distribution. This deemed exchange generally will result in the unitholder's recognition of ordinary income in an amount equal to the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder's tax basis (generally zero) in the Section 751 Assets deemed to be relinquished in the exchange.

Limitations on Deductibility of Losses

        A unitholder may not be entitled to deduct the full amount of loss we allocate to it because its share of our losses will be limited to the lesser of (i) the unitholder's tax basis in its units, and (ii) in the case of a unitholder that is an individual, estate, trust or certain types of closely-held corporations, the amount for which the unitholder is considered to be "at risk" with respect to our activities. In general, a unitholder will be at risk to the extent of its tax basis in its units, reduced by (1) any portion of that basis attributable to the unitholder's share of our liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement and (3) any amount of money the unitholder borrows to acquire or hold its units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the units for repayment. A unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a unitholder's share of nonrecourse liabilities) cause the unitholder's at risk amount to be less than zero at the end of any taxable year.

        Losses disallowed to a unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder's tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of units, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used, and will not be available to offset a unitholder's salary or active business income.

        In addition to the basis and at risk limitations, a passive activity loss limitation generally limits the deductibility of losses incurred by individuals, estates, trusts, some closely held corporations and personal service corporations from "passive activities" (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us Passive losses that exceed a unitholder's share of passive income we generate may be deducted in full when the unitholder disposes of all of its units in a fully taxable transaction with an unrelated party. The passive loss rules generally are applied after other applicable limitations on deductions, including the at risk and basis limitations.

Limitations on Interest Deductions

        The deductibility of a non-corporate taxpayer's "investment interest expense" generally is limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

  •
  interest on indebtedness properly allocable to property held for investment;

  •
  interest expense allocated against portfolio income; and

  •
  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent allocable against portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. Net investment income generally does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. A unitholder's share of a publicly traded partnership's portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections of Unitholder Taxes

        If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former unitholder or our general partner, we are authorized to treat the payment as a distribution of cash to the relevant unitholder or general partner. Where the tax is payable on behalf of all the unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, we are authorized to treat the payment as a distribution to all current unitholders. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder, in which event the unitholder may be entitled to claim a refund of the overpayment amount. Unitholders are urged to consult their tax advisors to determine the consequences to them of any tax payment we make on their behalf.

Allocation of Income, Gain, Loss and Deduction

        In general, our items of income, gain, loss and deduction will be allocated amongst our unitholders in accordance with their percentage interests in us. However, in addition to allocations with respect to any Book-Tax Disparities, as described below, our Amended and Restated Partnership Agreement provides for special allocations to achieve economic uniformity between the Class B Units and the common units and allocate a portion of the partnership's income away from the Class B Units to the extent that the common units receive distributions to which the Class B Units are not entitled.

        Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Code (or the principles of Section 704(c) of the Code) to account for any difference between the tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our common units (a "Book-Tax Disparity"). As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering generally will be borne by our partners holding interests in us prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible to the unitholder who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other unitholders.

        An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Code to eliminate a Book-Tax Disparity, will generally be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has "substantial economic effect." In any other case, a partner's share of an item will be determined on the basis of the partner's interest in us, which will be determined by taking into account all the facts and circumstances, including (i) his relative contributions to us, (ii) the interests of all the partners in profits and losses, (iii) the interest of all the partners in cash flow and (iv) the rights of all the partners to distributions of capital upon liquidation. Vinson & Elkins L.L.P. is of the opinion that, with the exception of the issues described in "—Section 754 Election" and "—Disposition of Units—Allocations Between Transferors and Transferees," allocations under our Amended and Restated Partnership Agreement will be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction.

Treatment of Securities Loans

        A unitholder whose units are loaned (for example, a loan to a "short seller" to cover a short sale of units) may be treated as having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those units would not be reportable by the lending unitholder and (ii) any cash distributions received by the unitholder as to those units may be treated as ordinary taxable income.

        Due to a lack of controlling authority, Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its units. Unitholders desiring to assure their status as partners and avoid the risk of income recognition from a loan of their units are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and lending their units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read "—Disposition of Units—Recognition of Gain or Loss."

Tax Rates

        Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 35% and 15%, respectively. However, absent new legislation extending the current rates, beginning January 1, 2013, the highest marginal federal income tax rate applicable to ordinary income and long-term capital gains of individuals will increase to 39.6% and 20%, respectively. These rates are subject to change by new legislation at any time.

        A 3.8% Medicare tax on certain net investment income earned by individuals, estates, and trusts will apply for taxable years beginning after December 31, 2012. For these purposes, net investment income generally includes a unitholder's allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder's net investment income from all investments, or (ii) the amount by which the unitholder's modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if married filing separately) or $200,000 (if the unitholder is unmarried or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Section 754 Election

        We have made the election permitted by Section 754 of the Code that permits us to adjust the tax bases in our assets as to specific purchasers of our common units under Section 743(b) of the Code. The Section 743(b) adjustment separately applies to each purchaser of units based upon the values and bases of our assets at the time of the relevant purchase, and the adjustment will reflect the purchase price paid. The Section 743(b) adjustment does not apply to a person who purchases units directly from us.

        Under our Amended and Restated Partnership Agreement, we are authorized to take a position to preserve the uniformity of units even if that position is not consistent with applicable Treasury Regulations. A literal application of Treasury Regulations governing a 743(b) adjustment attributable to properties depreciable under Section 167 of the Code may give rise to differences in the taxation of unitholders purchasing units from us and unitholders purchasing from other unitholders. If we have any such properties, we intend to adopt methods employed by other publicly traded partnerships to preserve the uniformity of units, even if inconsistent with existing Treasury Regulations, and Vinson & Elkins, L.L.P. has not opined on the validity of this approach. Please read "—Uniformity of Units."

        The IRS may challenge the positions we adopt with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of units due to lack of controlling authority. Because a unitholder's tax basis for its units is reduced by its share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder's basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "—Disposition of Units—Recognition of Gain or Loss." If a challenge to such treatment were sustained, the gain from the sale of units may be increased without the benefit of additional deductions.

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our assets subject to depreciation to goodwill or nondepreciable assets. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure any unitholder that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than it would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

        We will use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its units following the close of our taxable year but before the close of its taxable year must include its share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than one year of our income, gain, loss and deduction. Please read "—Disposition of Units—Allocations Between Transferors and Transferees."

Tax Basis, Depreciation and Amortization

        The tax bases of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Units—Recognition of Gain or Loss."

        The costs we incur in offering and selling our common units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Bases of Our Properties

        The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values and the initial tax bases of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by unitholders could change, and unitholders could be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Units

Recognition of Gain or Loss

        A unitholder will be required to recognize gain or loss on a sale of units equal to the difference between the unitholder's amount realized and tax basis in the units sold. A unitholder's amount realized generally will equal the sum of the cash or the fair market value of other property it receives plus its share of our liabilities with respect to such units. Because the amount realized includes a unitholder's share of our liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

        Except as noted below, gain or loss recognized by a unitholder on the sale or exchange of a unit held for more than one year generally will be taxable as long-term capital gain or loss. However, gain or loss recognized on the disposition of units will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, such as depreciation recapture. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and capital gain or loss upon a sale of units. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership.

        Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling discussed above, a unitholder will be unable to select high or low basis units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, it may designate specific units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of units transferred must consistently use that identification method for all subsequent sales or exchanges of our common units. A unitholder considering the purchase of additional units or a sale of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:

  •
  a short sale;

  •
  an offsetting notional principal contract; or

  •
  a futures or forward contract with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

        In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the "Allocation Date"). However, gain or loss realized on a sale or other disposition of our assets or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

        Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations. Recently, however, the Department of the Treasury and the IRS issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders, although such tax items must be prorated on a daily basis. Nonetheless, the proposed regulations do not specifically authorize the use of the proration method we have adopted. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If this method is not allowed under the final Treasury Regulations, or only applies to transfers of less than all of the unitholder's interest, our taxable income or losses could be reallocated among our unitholders. We are authorized to revise our method of allocation between transferee and transferor unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

        A unitholder who disposes of units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition but will not be entitled to receive a cash distribution for that period.

Notification Requirements

        A unitholder who sells or purchases any of its units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale through a broker who will satisfy such requirements.

Constructive Termination

        We will be considered to have "constructively" terminated as a partnership for federal income tax purposes upon the sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For such purposes, multiple sales of the same unit are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than the calendar year, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in such unitholder's taxable income for the year of termination.

        A constructive termination occurring on a date other than December 31 generally would require that we file two tax returns for one fiscal year, and the cost of the preparation of these returns will be borne by all unitholders. However, pursuant to an IRS relief procedure, the IRS may allow a constructively terminated partnership to provide a single Schedule K-1 for the calendar year in which a termination occurs. Following a constructive termination, we would be required to make new tax elections, including a new election under Section 754 of the Code, and the termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination may either accelerate the application of, or subject us to, any tax legislation enacted before the termination that would not otherwise have been applied to us as a continuing partnership, as opposed to a terminating partnership.

Uniformity of Units

        Because we cannot match transferors and transferees of units and for other reasons, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements. Any non-uniformity could have a negative impact on the value of the units. Please read "—Tax Consequences of Unit Ownership—Section 754 Election."

        Our Amended and Restated Partnership Agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our common units. These positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Vinson & Elkins L.L.P. is unable to opine as to validity of such filing positions.

        A unitholder's basis in units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder's basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "—Disposition of Units—Recognition of Gain or Loss" above and "—Tax Consequences of Unit Ownership—Section 754 Election" above. The IRS may challenge one or more of any positions we take to preserve the uniformity of units. If such a challenge were sustained, the uniformity of units might be affected, and, under some circumstances, the gain from the sale of units might be increased without the benefit of additional deductions.

Tax-Exempt Organizations and Other Investors

        Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, non-U.S. corporations and other non-U.S. persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. Prospective unitholders that are tax-exempt entities or non-U.S. persons should consult their tax advisors before investing in our common units.

        Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income will be unrelated business taxable income and will be taxable to a tax-exempt unitholder.

        Non-resident aliens and non-U.S. corporations, trusts or estates that own units will be treated as engaged in business in the United States because of their ownership of our common units. Consequently, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, distributions to non-U.S. unitholders are subject to withholding at the highest applicable effective tax rate. Each non-U.S. unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes.

        In addition, because a non-U.S. corporation that owns units will be treated as engaged in a United States trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain to the extent reflected in earnings and profits, and as adjusted for changes in the foreign corporation's "U.S. net equity." That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

        A non-U.S. unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the non-U.S. unitholder. Under a ruling published by the IRS interpreting the scope of "effectively connected income," part or all of a non-U.S. unitholder's gain may be treated as effectively connected with that unitholder's indirect U.S. trade or business constituted by its investment in us. Moreover, under the Foreign Investment in Real Property Tax Act, a non-U.S. unitholder generally will be subject to federal income tax upon the sale or disposition of a unit if (i) it owned (directly or constructively applying certain attribution rules) more than 5% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the units or the 5-year period ending on the date of disposition. More than 50% of our assets may consist of U.S. real property interests. Therefore, non-U.S. unitholders may be subject to federal income tax on gain from the sale or disposition of their units.

Administrative Matters

Information Returns and Audit Procedures

        We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder's share of income, gain, loss and deduction. We cannot assure our unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.

        The IRS may audit our federal income tax information returns. Neither we nor Vinson & Elkins L.L.P. can assure prospective unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of the units. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and may result in an audit of the unitholder's own return. Any audit of a unitholder's return could result in adjustments unrelated to our returns.

        Publicly traded partnerships generally are treated as entities separate from their owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings of the partners. The Code requires that one partner be designated as the "Tax Matters Partner" for these purposes, and our Amended and Restated Partnership Agreement designates our general partner.

        The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review may go forward, and each unitholder with an interest in the outcome may participate in that action.

        A unitholder must file a statement with the IRS identifying the treatment of any item on its federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required to furnish to us:

          (1)   the name, address and taxpayer identification number of the beneficial owner and the nominee;

          (2)   a statement regarding whether the beneficial owner is:

            (a)   a non-U.S. person;

            (b)   a non-U.S. government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

            (c)   a tax-exempt entity;

          (3)   the amount and description of units held, acquired or transferred for the beneficial owner; and

          (4)   specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

        An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion.

State, Local and Other Tax Considerations

        In addition to federal income taxes, unitholders may be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property now or in the future or in which the unitholder is a resident. We currently conduct business or own property in several states, many of which impose an income tax on nonresident partners of partnerships doing business within the state. We may also own property or do business in other states in the future that impose income or similar taxes on nonresident persons owning an interest in us. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on its investment in us. It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent states and localities, of its investment in us. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local, alternative minimum tax or non-U.S. tax consequences of an investment in us. We strongly recommend that each prospective unitholder consult, and depend on, its own tax counsel or other advisor with regard to those matters. It is the responsibility of each unitholder to file all tax returns that may be required of it.

Tax Consequences of Ownership of Debt Securities

        A description of the material federal income tax consequences of the acquisition, ownership and disposition of debt securities will be set forth on the prospectus supplement relating to the offering of debt securities.

 INVESTMENT IN MARKWEST ENERGY PARTNERS BY EMPLOYEE BENEFIT PLANS

        An investment in our common units or debt securities by an employee benefit plan is subject to certain additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and restrictions imposed by Section 4975 of the Code, and provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"). As used herein, the term "employee benefit plan" includes, but is not limited to, qualified pension, profit sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or individual retirement accounts ("IRAs") or other arrangements established or maintained by an employer or employee organization, and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements.

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of an employee benefit plan that is subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. In considering an investment in our common units or debt securities, among other things, consideration should be given to:

  (a)
  whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

  (b)
  whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

  (c)
  whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return. For more information see "Material Tax Consequences" beginning on page 31 of this prospectus;

  (d)
  whether the investment is made solely in the interests of the ERISA Plan participants;

  (e)
  whether the investment would create any problems for the ERISA Plan's need for liquidity; and

  (f)
  whether making the investment will comply with the delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

        The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in our common units or debt securities is authorized by the appropriate governing instrument and is a proper investment for the plan. In addition, a fiduciary of an employee benefit plan may not deal with the plan's assets in his own interest, represent a person whose interests are adverse to the plan's in a transaction involving plan assets or receive any consideration from a third party in connection with a transaction involving plan assets. A violation of fiduciary requirements could result in liability for breach of fiduciary duty, disqualification from future fiduciary service, excise taxes and other adverse consequences to the ERISA Plan fiduciaries.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans, and IRAs that are not considered part of an employee benefit plan, from engaging in specified transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan, unless an exemption is available. A party in interest or disqualified person who engages in a non- exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

        The acquisition and/or holding of debt securities by an ERISA Plan with respect to which we or the initial purchasers are considered a party in interest or a disqualified person, may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the debt securities are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition, holding and, if applicable, conversion of the debt securities. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, our debt securities should not be purchased or held (or converted to equity securities, in the case of any convertible debt) by a person investing "plan assets" of any employee benefit plan, unless such purchase and holding (or conversion, if any) will not constitute a non-exempt prohibited transaction under ERISA or the Code or similar violation of any applicable Similar Laws.

Plan Asset Issues

        In addition to considering whether the purchase of our common units or debt securities is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our general partner also would be a fiduciary of the plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

        The Department of Labor regulations, including 29 C.F.R. Section 2510.3-101, provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed "plan assets" under certain circumstances. Under these regulations, an entity's assets would not be considered to be "plan assets" if, among other things,

  (a)
  the equity interests acquired by employee benefit plans are publicly offered securities, i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered pursuant to certain provisions of the federal securities laws,

  (b)
  the entity is an "operating company," that is, it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries, or

  (c)
  there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest, disregarding certain interests held by our general partner, its affiliates, and some other persons, is held by the employee benefit plans that are subject to party of Title I of ERISA (which excludes governmental plans, foreign plans and non-electing church plans) and/or section 4975 of the Code.

        With respect to an investment in our common units, our assets should not be considered "plan assets" under these regulations because it is expected that the investment will satisfy the requirements in (a) and (b) above and may also satisfy the requirements in (c) above (although we do not monitor the level of benefit plan investors as required for compliance with (c)). With respect to an investment in our debt securities, our assets should not be considered "plan assets" under these regulations because such securities are not equity securities or, even if they are issued with a feature that allows their conversion to equity securities, the securities in which they will be convertible will satisfy the requirements in (a) and (b) above. However, although we do not intend for our assets to be deemed as "plan assets" under these regulations, we cannot provide assurances regarding this issue to any investor.

        The foregoing discussion of issues arising for employee benefit plan investments under ERISA, the Code and Similar Laws was intended to provide a brief summary of certain issues that employee benefit plans should consider before investing in our common units or debt securities, and should not be construed as legal advice. Plan fiduciaries contemplating a purchase of common units are urged to consult with their own counsel regarding the consequences under ERISA, the Code and Similar Laws in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

Representation

        Accordingly, by acceptance of our common units or debt securities, each purchaser and subsequent transferee of the securities will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the securities constitutes assets of any employee benefit plan or (ii) the purchase and holding (and any conversion, if applicable) of the securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

 PLAN OF DISTRIBUTION

        Under this prospectus, we intend to offer our securities to the public:

  •
  through one or more broker-dealers;

  •
  through underwriters; or

  •
  directly to investors.

        We will fix a price or prices of our securities at:

  •
  market prices prevailing at the time of any sale under this registration statement;

  •
  prices related to market prices; or

  •
  negotiated prices.

        We may change the price of the securities offered from time to time.

        We will pay or allow distributors' or sellers' commissions that will not exceed those customary in the types of transactions involved. Broker-dealers may act as agent or may purchase securities as principal and thereafter resell the securities from time to time:

  •
  in or through one or more transactions (which may involve crosses and block transactions) or distributions;

  •
  on the New York Stock Exchange;

  •
  in the over-the-counter market; or

  •
  in private transactions.

        Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom they may act as agents. If any broker-dealer purchases the securities as principal, it may effect resales of the securities from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of securities for whom they may act as agents.

        To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in prospectus supplements. In that event, the discounts and commissions we will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

        We may offer our common units into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.

        Because Financial Industry Regulatory Authority, Inc. ("FINRA") views our common units as interests in a direct participation program, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Rules.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

        In connection with offerings under this shelf registration and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions which stabilize or maintain the market price of the securities at levels above those which might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

 VALIDITY OF THE SECURITIES

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Vinson & Elkins L.L.P. and for any underwriters or agents by counsel named in the applicable prospectus supplement. Members of Vinson & Elkins L.L.P. involved in this offering own an aggregate of approximately 2,550 of our common units.

EXPERTS

        The financial statements incorporated in this registration statement by reference from the Partnership's Annual Report on Form 10-K for the year ended December 31, 2011 and the effectiveness of MarkWest Energy Partners, L.P.'s internal control over financial reporting as of December 31, 2011 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates.

Securities and Exchange Commission registration fee	$136,400
Legal fees and expenses	30,000	*
Accounting fees and expenses	50,000	*
Printing expenses	15,000	*
Listing fees	15,000	*

TOTAL	$246,400	*

*
All of the above expenses except the SEC registration fee are estimates. All of the above expenses will be borne by the Registrant.

Item 15.    Indemnification of Directors and Officers

        Section 17-108 of the Delaware Revised Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The Amended and Restated Partnership Agreement of MarkWest Energy Partners, L.P. provides that, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  our general partner;

  •
  any departing general partner;

  •
  any person who is or was an affiliate of a general partner or any departing general partner;

  •
  any person who is or was a member, partner, officer, director employee, agent or trustee of our general partner or any departing general partner or any affiliate of a general partner or any departing general partner; or

  •
  any person who is or was serving at the request of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent or trustee of another person.

        Any indemnification under these provisions will only be out of our assets. Our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the Amended and Restated Partnership Agreement.

        Section 145 of the Delaware General Corporation Law, among others, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Also, Article VI of the bylaws of MarkWest Energy Finance Corporation provides for the indemnification of directors and officers of the company and such directors and officers who serve at the request of the company as directors, officers, employees or agents of any other enterprise against certain liabilities under certain circumstances.

        The limited liability company agreement of MarkWest Energy GP, L.L.C. provides that it will, to the fullest extent permitted by law, indemnify and advance expenses to indemnitees (as defined therein) from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an indemnitee, provided that in each case the indemnitee acted in good faith and in a manner which such indemnitee reasonably believed to be in, or not opposed to the best interests of, the operating company. This indemnification would under certain circumstances include indemnification for liabilities under the Securities Act. In addition, each indemnitee would automatically be entitled to the advancement of expenses in connection with the foregoing indemnification. Any indemnification under these provisions will be only out of the assets of the operating company.

        Our indemnification agreements provide for indemnification for all directors and executive officers of the General Partner if the indemnitees were or are or become, or are threatened to be made, a party to or witness or other participant in, or were or are or become obligated to furnish documents in response to a subpoena or otherwise in connection with, any threatened, pending or completed claim, action, suit, proceeding, arbitration or alternative dispute resolution mechanism, investigation, inquiry, administrative hearing, appeal or any other actual, threatened or completed proceeding, whether brought in the right of the Partnership, the General Partner, their affiliates or otherwise and whether of a civil, criminal, administrative, arbitrative or investigative nature, by reason of the fact that indemnitees were or are or may be deemed a director, officer, employee, controlling person, agent or fiduciary of the Partnership, the General Partner, their affiliates or any other person for which indemnitees are or were or may be deemed to be serving at the request of the General Partner, or by reason of any action or inaction on the part of indemnitees while serving or acting or having served or acted in any that capacity. Upon the occurrence of an indemnification event, the Partnership and the General Partner will indemnify the indemnitees against all losses and expenses (as defined in the second amended and restated indemnification agreements), so long as the indemnitees acted in good faith and in a manner the indemnitees reasonably believed to be in, or not opposed to, the best interests of the General Partner, and, with respect to any criminal proceeding, had no reasonable cause to believe indemnitees' conduct was unlawful. There are certain limitations on the obligation of the

General Partner and the Partnership to indemnify the indemnitees in connection with a claim brought by or in the name of the General Partner to obtain a judgment in its favor.

Item 16.    Exhibits

        (a)   Exhibits. The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.

        (b)   Financial Statement Schedules. We incorporate by reference into this prospectus our historical financial statements and the accompanying notes in our Annual Report on Form 10-K filed with the SEC on February 28, 2012.

        All schedules are omitted since the required information is not present, or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements and notes thereto.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    If the registrant is relying on Rule 430B:

    A.
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    B.
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1) (i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

    (ii)
    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (8)   The undersigned registrant hereby undertakes:

              (i)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus or any prospectus supplement filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus or prospectus supplement filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (ii)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus or prospectus supplement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (9)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, state of Colorado, on the 18th day of October, 2012.

MARKWEST ENERGY PARTNERS, L.P. (Registrant)
By:	MARKWEST ENERGY GP, L.L.C., its General Partner
By:	/s/ NANCY K. BUESE Nancy K. Buese Senior Vice President and Chief Financial Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nancy K. Buese and Frank M. Semple, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK M. SEMPLE Frank M. Semple	President, Chief Executive Officer, Chairman of the Board and Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Executive Officer)	October 18, 2012
/s/ NANCY K. BUESE Nancy K. Buese	Senior Vice President and Chief Financial Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Financial Officer)	October 18, 2012
/s/ PAULA L. ROSSON Paula L. Rosson	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 18, 2012

Signature	Title	Date

/s/ DONALD D. WOLF Donald D. Wolf	Lead Director	October 18, 2012
/s/ KEITH E. BAILEY Keith E. Bailey	Director	October 18, 2012
/s/ MICHAEL L. BEATTY Michael L. Beatty	Director	October 18, 2012
/s/ CHARLES K. DEMPSTER Charles K. Dempster	Director	October 18, 2012
/s/ DONALD C. HEPPERMANN Donald C. Heppermann	Director	October 18, 2012
/s/ RANDALL J. LARSON Randall J. Larson	Director	October 18, 2012
/s/ ANNE E. FOX MOUNSEY Anne E. Fox Mounsey	Director	October 18, 2012
/s/ WILLIAM P. NICOLETTI William P. Nicoletti	Director	October 18, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of October, 2012.

MARKWEST ENERGY FINANCE CORPORATION
By:	/s/ NANCY K. BUESE Nancy K. Buese Senior Vice President and Chief Financial Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nancy K. Buese and Frank M. Semple, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on the 18th day of October, 2012.

Signature	Title	Date

/s/ FRANK M. SEMPLE Frank M. Semple	Chief Executive Officer, President and Director of MarkWest Energy Finance Corporation (Principal Executive Officer)	October 18, 2012
/s/ NANCY K. BUESE Nancy K. Buese	Senior Vice President, Chief Financial Officer and Director of MarkWest Energy Finance Corporation (Principal Financial Officer)	October 18, 2012
/s/ PAULA L. ROSSON Paula L. Rosson	Vice President and Chief Accounting Officer of MarkWest Energy Finance Corporation (Principal Accounting Officer)	October 18, 2012
/s/ JOSHUA HALLENBECK Joshua Hallenbeck	Director of MarkWest Energy Finance Corporation	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of October, 2012.

MARKWEST ENERGY OPERATING COMPANY, L.L.C.
By:	MARKWEST ENERGY PARTNERS, L.P., its Managing Member
By:	MARKWEST ENERGY GP, L.L.C., its General Partner
By:	/s/ NANCY K. BUESE Nancy K. Buese Senior Vice President and Chief Financial Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nancy K. Buese and Frank M. Semple, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on the 18th day of October, 2012.

Signature	Title	Date

/s/ FRANK M. SEMPLE Frank M. Semple	President, Chief Executive Officer, Chairman of the Board and Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Executive Officer)	October 18, 2012
/s/ NANCY K. BUESE Nancy K. Buese	Senior Vice President and Chief Financial Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Financial Officer)	October 18, 2012

Signature	Title	Date

/s/ PAULA L. ROSSON Paula L. Rosson	Vice President and Chief Accounting Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Accounting Officer)	October 18, 2012
/s/ DONALD D. WOLF Donald D. Wolf	Lead Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ KEITH E. BAILEY Keith E. Bailey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ MICHAEL L. BEATTY Michael L. Beatty	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ CHARLES K. DEMPSTER Charles K. Dempster	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ DONALD C. HEPPERMANN Donald C. Heppermann	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ ANNE E. FOX MOUNSEY Anne E. Fox Mounsey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ RANDALL J. LARSON Randall J. Larson	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ WILLIAM P. NICOLETTI William P. Nicoletti	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of October, 2012.

WEST SHORE PROCESSING COMPANY, L.L.C.
MARKWEST ENERGY APPALACHIA, L.L.C.
MARKWEST MICHIGAN PIPELINE COMPANY, L.L.C.
MARKWEST OKLAHOMA GAS COMPANY, L.L.C.
MARKWEST POWER TEX, L.L.C.
MARKWEST PINNACLE, L.L.C.
MARKWEST PNG UTILITY, L.L.C.
MARKWEST TEXAS PNG UTILITY, L.L.C.
MARKWEST BLACKHAWK, L.L.C.
MARKWEST NEW MEXICO, L.L.C.
MARKWEST ENERGY EAST TEXAS GAS COMPANY, L.L.C.
MARKWEST PIPELINE COMPANY, L.L.C.
MARKWEST JAVELINA PIPELINE COMPANY, L.L.C.
MARKWEST JAVELINA COMPANY, L.L.C.
MARKWEST GAS SERVICES, L.L.C.
MARKWEST LIBERTY GAS GATHERING, L.L.C.
MARKWEST MARKETING, L.L.C.
MARKWEST GAS MARKETING, L.L.C.
MARKWEST MOUNTAINEER PIPELINE COMPANY, L.L.C.
MARKWEST UTICA OPERATING COMPANY, L.L.C.
By:	MARKWEST ENERGY OPERATING COMPANY, L.L.C., their Sole Member
By:	MARKWEST ENERGY PARTNERS, L.P., its Managing Member
By:	MARKWEST ENERGY GP, L.L.C., its General Partner
By:	/s/ NANCY K. BUESE Nancy K. Buese Senior Vice President and Chief Financial Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nancy K. Buese and Frank M. Semple, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on the 18th day of October, 2012.

Signature	Title	Date

/s/ FRANK M. SEMPLE Frank M. Semple	President, Chief Executive Officer, Chairman of the Board and Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Executive Officer)	October 18, 2012
/s/ NANCY K. BUESE Nancy K. Buese	Senior Vice President and Chief Financial Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Financial Officer)	October 18, 2012
/s/ PAULA L. ROSSON Paula L. Rosson	Vice President and Chief Accounting Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Accounting Officer)	October 18, 2012
/s/ DONALD D. WOLF Donald D. Wolf	Lead Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ KEITH E. BAILEY Keith E. Bailey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ MICHAEL L. BEATTY Michael L. Beatty	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012

Signature	Title	Date

/s/ CHARLES K. DEMPSTER Charles K. Dempster	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ DONALD C. HEPPERMANN Donald C. Heppermann	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ ANNE E. FOX MOUNSEY Anne E. Fox Mounsey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ RANDALL J. LARSON Randall J. Larson	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ WILLIAM P. NICOLETTI William P. Nicoletti	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of October, 2012.

MARKWEST ENERGY GP, L.L.C.
By:	/s/ NANCY K. BUESE Nancy K. Buese Senior Vice President and Chief Financial Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nancy K. Buese and Frank M. Semple, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on the 18th day of October, 2012.

Signature	Title	Date

/s/ FRANK M. SEMPLE Frank M. Semple	President, Chief Executive Officer, Chairman of the Board and Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Executive Officer)	October 18, 2012
/s/ NANCY K. BUESE Nancy K. Buese	Senior Vice President and Chief Financial Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Financial Officer)	October 18, 2012
/s/ PAULA L. ROSSON Paula L. Rosson	Vice President and Chief Accounting Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Accounting Officer)	October 18, 2012

Signature	Title	Date

/s/ DONALD D. WOLF Donald D. Wolf	Lead Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ KEITH E. BAILEY Keith E. Bailey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ MICHAEL L. BEATTY Michael L. Beatty	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ CHARLES K. DEMPSTER Charles K. Dempster	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ DONALD C. HEPPERMANN Donald C. Heppermann	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ ANNE E. FOX MOUNSEY Anne E. Fox Mounsey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ RANDALL J. LARSON Randall J. Larson	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ WILLIAM P. NICOLETTI William P. Nicoletti	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of October, 2012.

MARKWEST MCALESTER, L.L.C.
By:	MARKWEST OKLAHOMA GAS COMPANY, L.L.C., its Sole Member
By:	MARKWEST ENERGY OPERATING COMPANY, L.L.C., its Sole Member
By:	MARKWEST ENERGY PARTNERS, L.P., its Managing Member
By:	MARKWEST ENERGY GP, L.L.C., its General Partner
By:	/s/ NANCY K. BUESE Nancy K. Buese Senior Vice President and Chief Financial Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nancy K. Buese and Frank M. Semple, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on the 18th day of October, 2012.

Signature	Title	Date

/s/ FRANK M. SEMPLE Frank M. Semple	President, Chief Executive Officer, Chairman of the Board and Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Executive Officer)	October 18, 2012

Signature	Title	Date

/s/ NANCY K. BUESE Nancy K. Buese	Senior Vice President and Chief Financial Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Financial Officer)	October 18, 2012
/s/ PAULA L. ROSSON Paula L. Rosson	Chief Accounting Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Accounting Officer) Vice President and	October 18, 2012
/s/ DONALD D. WOLF Donald D. Wolf	Lead Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ KEITH E. BAILEY Keith E. Bailey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ MICHAEL L. BEATTY Michael L. Beatty	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ CHARLES K. DEMPSTER Charles K. Dempster	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ DONALD C. HEPPERMANN Donald C. Heppermann	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ ANNE E. FOX MOUNSEY Anne E. Fox Mounsey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ RANDALL J. LARSON Randall J. Larson	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ WILLIAM P. NICOLETTI William P. Nicoletti	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of October, 2012.

MARKWEST HYDROCARBON, INC.
By:	/s/ NANCY K. BUESE Nancy K. Buese Senior Vice President and Chief Financial Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nancy K. Buese and Frank M. Semple, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on the 18th day of October, 2012.

Signature	Title	Date

/s/ FRANK M. SEMPLE Frank M. Semple	Chief Executive Officer, President and Director (Principal Executive Officer)	October 18, 2012
/s/ NANCY K. BUESE Nancy K. Buese	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 18, 2012
/s/ PAULA L. ROSSON Paula L. Rosson	Vice President, Chief Accounting Officer and Director (Principal Accounting Officer)	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of October, 2012.

MASON PIPELINE LIMITED LIABILITY COMPANY
By:	MARKWEST HYDROCARBON, INC., its Sole Member
By:	/s/ NANCY K. BUESE Nancy K. Buese Senior Vice President and Chief Financial Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nancy K. Buese and Frank M. Semple, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on the 18th day of October, 2012.

Signature	Title	Date

/s/ FRANK M. SEMPLE Frank M. Semple	Chief Executive Officer, President and Director (Principal Executive Officer)	October 18, 2012
/s/ NANCY K. BUESE Nancy K. Buese	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 18, 2012
/s/ PAULA L. ROSSON Paula L. Rosson	Vice President, Chief Accounting Officer and Director (Principal Accounting Officer)	October 18, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of October, 2012.

MARKWEST RANGER PIPELINE COMPANY, L.L.C.
By:	MARKWEST ENERGY APPALACHIA, L.L.C., its Sole Member
By:	MARKWEST ENERGY OPERATING COMPANY, L.L.C., its Sole Member
By:	MARKWEST ENERGY PARTNERS, L.P., its Managing Member
By:	MARKWEST ENERGY GP, L.L.C., its General Partner
By:	/s/ NANCY K. BUESE Nancy K. Buese Senior Vice President and Chief Financial Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nancy K. Buese and Frank M. Semple, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on the 18th day of October, 2012.

Signature	Title	Date

/s/ FRANK M. SEMPLE Frank M. Semple	President, Chief Executive Officer, Chairman of the Board and Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Executive Officer)	October 18, 2012

Signature	Title	Date

/s/ NANCY K. BUESE Nancy K. Buese	Senior Vice President and Chief Financial Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Financial Officer)	October 18, 2012
/s/ PAULA L. ROSSON Paula L. Rosson	Vice President and Chief Accounting Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Accounting Officer)	October 18, 2012
/s/ DONALD D. WOLF Donald D. Wolf	Lead Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ KEITH E. BAILEY Keith E. Bailey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ MICHAEL L. BEATTY Michael L. Beatty	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ CHARLES K. DEMPSTER Charles K. Dempster	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ DONALD C. HEPPERMANN Donald C. Heppermann	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ ANNE E. FOX MOUNSEY Anne E. Fox Mounsey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ RANDALL J. LARSON Randall J. Larson	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ WILLIAM P. NICOLETTI William P. Nicoletti	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of October, 2012.

MATREX, L.L.C.
By:	WEST SHORE PROCESSING COMPANY L.L.C., its Sole Member
By:	MARKWEST ENERGY OPERATING COMPANY, L.L.C., its Sole Member
By:	MARKWEST ENERGY PARTNERS, L.P., its Managing Member
By:	MARKWEST ENERGY GP, L.L.C., its General Partner
By:	/s/ NANCY K. BUESE Nancy K. Buese Senior Vice President and Chief Financial Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nancy K. Buese and Frank M. Semple, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on the 18th day of October, 2012.

Signature	Title	Date

/s/ FRANK M. SEMPLE Frank M. Semple	President, Chief Executive Officer, Chairman of the Board and Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Executive Officer)	October 18, 2012

Signature	Title	Date

/s/ NANCY K. BUESE Nancy K. Buese	Senior Vice President and Chief Financial Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Financial Officer)	October 18, 2012
/s/ PAULA L. ROSSON Paula L. Rosson	Vice President and Chief Accounting Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Accounting Officer)	October 18, 2012
/s/ DONALD D. WOLF Donald D. Wolf	Lead Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ KEITH E. BAILEY Keith E. Bailey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ MICHAEL L. BEATTY Michael L. Beatty	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ CHARLES K. DEMPSTER Charles K. Dempster	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ DONALD C. HEPPERMANN Donald C. Heppermann	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ ANNE E. FOX MOUNSEY Anne E. Fox Mounsey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ RANDALL J. LARSON Randall J. Larson	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012
/s/ WILLIAM P. NICOLETTI William P. Nicoletti	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.	October 18, 2012

Exhibit Index

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.

2.1	(1)	Agreement and Plan of Redemption and Merger dated September 5, 2007 by and among MarkWest Hydrocarbon, Inc., MarkWest Energy Partners, L.P. and MWEP, L.L.C.

2.2	(14)	Agreement and Plan of Merger dated as of May 7, 2012, among Keystone Midstream Services, LLC, R.E. Gas Development, LLC, Stonehenge Energy Resources, L.P., Summit Discovery Resources II, LLC, MarkWest Liberty Midstream & Resources, L.L.C., MarkWest Liberty Bluestone, L.L.C. and the Holder Representative (as defined therein).

4.1	(2)	Indenture dated as of April 15, 2008 among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, and the several guarantors named therein, and Wells Fargo Bank, N.A., as trustee.

4.2	(2)	Form of 8.75% Series A and Series B Senior Notes due 2018 with attached notation of Guarantees (incorporated by reference to Exhibits A and D of Exhibit 4.1 hereto).

4.3	(3)	First Supplemental Indenture, dated as of April 25, 2008, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.4	(3)	Second Supplemental Indenture, dated as of August 4, 2008, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.5	(3)	Third Supplemental Indenture, dated as of September 15, 2008, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.6	(8)	Fourth Supplemental Indenture, dated as of March 10, 2011, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.7	(9)	Fifth Supplemental Indenture, dated as of October 21, 2011, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.8	(11)	Sixth Supplemental Indenture, dated as of November 10, 2011, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.9	(4)	Indenture Release of Subsidiary Guarantor dated as of May 1, 2009 among MarkWest Energy Partners, L.P. and Wells Fargo Bank, N.A.

4.10	(5)	Indenture Release of Subsidiary Guarantor dated as of October 31, 2009 among MarkWest Energy Partners, L.P. and Wells Fargo Bank, N.A.

4.11	(6)	Indenture dated as of November 2, 2010 among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, and the several guarantors named therein, and Wells Fargo Bank, N.A., as Trustee.

4.12	(6)	Form of 6.75% Senior Notes due 2020 with attached notation of Guarantees (incorporated by reference to Exhibits A and B of Exhibit 4.13 hereto).

1

Exhibit Number		Description
4.13	(6)	First Supplemental Indenture, dated as of November 2, 2010, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.14	(7)	Second Supplemental Indenture, dated as of February 24, 2011, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.15	(7)	Form of 6.5% Senior Notes due 2021 with attached notation of Guarantees (incorporated by reference to Exhibits A and B of Exhibit 4.14 hereto).

4.16	(8)	Third Supplemental Indenture, dated as of March 10, 2011, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.17	(9)	Fourth Supplemental Indenture, dated as of October 21, 2011, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.18	(10)	Fifth Supplemental Indenture, dated as of November 3, 2011, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.19	(10)	Form of 6.25% Senior Notes due 2022 with attached notation of Guarantees (incorporated by reference to Exhibits A and B of Exhibit 4.18 hereto).

4.20	(12)	Sixth Supplemental Indenture, dated as of December 27, 2011, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.21	(13)	Seventh Supplemental Indenture, dated as of January 30, 2012, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.22	(15)	Eighth Supplemental Indenture, dated as of August 10, 2012, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.23	(15)	Form of 5.5% Senior Notes due 2023 with attached notation of Guarantees (incorporated by reference to Exhibits A and B of Exhibit 4.22 hereto).

4.24	(12)	Registration Rights Agreement between MarkWest Energy Partners, L.P. and M&R MWE Liberty, LLC dated December 29, 2011.

4.25	(5)	Form of Subordinated Indenture of MarkWest Energy Partners, L.P.

5.1	**	Opinion of Vinson & Elkins L.L.P.

8.1	**	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

12.1	**	Computation of Ratio of Earnings to Fixed Charges.

21.1	**	List of Subsidiaries.

23.1	**	Consent of Deloitte & Touche LLP.

23.2		Consent of Vinson & Elkins LLP (contained in Exhibits 5.1 and 8.1 hereto).

24.1		Power of Attorney (included on signature page of this registration statement).

2

Exhibit Number		Description

25.1	**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture referred to in Exhibit 4.11 hereto

25.2	***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture referred to in Exhibit 4.25 hereto

(1)
Incorporated by reference to the Current Report on Form 8-K filed September 6, 2007.

(2)
Incorporated by reference to the Current Report on Form 8-K filed April 15, 2008.

(3)
Incorporated by reference to the Annual Report on Form 10-K filed March 2, 2009.

(4)
Incorporated by reference to the Quarterly Report on Form 10-Q filed on August 10, 2009.

(5)
Incorporated by reference to the Form S-3 Registration Statement filed January 13, 2010.

(6)
Incorporated by reference to the Current Report on Form 8-K filed November 3, 2010.

(7)
Incorporated by reference to the Current Report on Form 8-K filed February 24, 2011.

(8)
Incorporated by reference to the Quarterly Report on Form 10-Q filed on May 9, 2011.

(9)
Incorporated by reference to the Quarterly Report on Form 10-Q filed on November 7, 2011.

(10)
Incorporated by reference to the Current Report on Form 8-K filed November 7, 2011.

(11)
Incorporated by reference to the Current Report on Form 8-K filed November 15, 2011.

(12)
Incorporated by reference to the Annual Report on Form 10-K filed February 28, 2012.

(13)
Incorporated by reference to the Quarterly Report on Form 10-Q filed on May 7, 2012.

(14)
Incorporated by reference to the Quarterly Report on Form 10-Q filed on August 6, 2012.

(15)
Incorporated by reference to the Current Report on Form 8-K filed August 10, 2012.

*
To be filed.

**
Filed herewith.

***
To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

3